SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Earliest Event Reported: September 12, 2003

ADAIR INTERNATIONAL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas 000-10056 74-2142545
(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation or organization) Identification No.)

2425 Fountainview Dr., Suite 215

Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On September 12, the Annual Shareholders Meeting was held in Houston, Texas. The meeting was called to order at 9:00 am and it was established that a quorum was present. Mr. Peter W. Descovich, a representative from ADP Investor Communication Services, served as the inspector of elections and tabulated and certified the voting results.

Several proposals were before the shareholders for approval:

Proposal	Result
1) Proposal to expand the Board of Directors to five (5) members	Approved
2) Proposal to establish staggered terms for the board members	Approved
3) Proposal to elect the following five (5) board members	All Elected
Richard G. Boyce John A. Brush Charles R. Close Chris A. Dittmar E. Barger Miller III

4) Proposal to change the name of the corporation to EnDevCo, Inc.	Approved
5) Proposal to raise the total authorized shares of the Corporation to 500 million shares	Approved
6) Proposal to implement a reverse stock split	Approved
7) Proposal to expand the business purpose of the Corporation	Approved
8) Proposal to change the registered address of the Corporation	Approved
9) Request to ratify the certified public accountant as auditor for 2003	Approved

All proposals were approved by a majority of the proxies present and authorized to vote.

Exhibits.

None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAIR INTERNATIONAL OIL & GAS, INC.

By /s/ Richard G. Boyce Date: September 16, 2003
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Richard G. Boyce

President and Director